Exhibit 10.25

THIRD AMENDMENT TO
BREITBURN ENERGY PARTNERS L.P. 2006 LONG TERM INCENTIVE PLAN
CONVERTIBLE PHANTOM UNIT AGREEMENTS

This Third Amendment (this “Amendment”) to the Convertible Phantom Unit Agreement by and between BreitBurn GP, LLC (“BreitBurn GP”) and [NAME] (the “Participant”), with a grant date of December 26, 2007, as amended (the “CPU Agreement”) and issued under the BreitBurn Energy Partners L.P. (“Partnership”) 2006 Long Term Incentive Plan (the “Plan”), as restated and amended, was approved on January 28, 2011 by the Compensation and Governance Committee of the Board of Directors of BreitBurn GP (the “Board”), acting in its capacity as the Administrator of the Plan and as General Partner of BreitBurn Energy Partners L.P and is entered into between BreitBurn GP and the Participant as of the date hereof.

RECITALS

A.          The CPU Agreement provides that Convertible Phantom Units (“CPUs”) may convert to Partnership Units at varying multiples depending on Partnership Unit distribution levels over a period prior to vesting.

B.           The parties wish to limit the Partnership Unit conversion multiple to 1 with respect to a portion of the CPUs.

C.           Pursuant to Section 15 of the CPU Agreement, the parties may amend the CPU Agreement by written agreement.

AMENDMENT

For valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby amend the CPU Agreement as follows, which amendments shall take effect and be incorporated into the CPU Agreement from and after the date of this Amendment:

1.           Section 2(b) is hereby amended by adding the following proviso prior to the period at the end thereof: “provided, however, that notwithstanding the foregoing, during any calendar quarter through which the CPUs granted under this Agreement remain outstanding, with respect to forty percent (40%) of the total number of such CPUs, the number of CUEs underlying such CPUs shall be deemed to be one (1), without regard to the number of CUEs listed in the CUE Conversion Table that would otherwise apply to such forty percent (40%) of the CPUs.”

2.           Section 3(b)(iv) of the CPU Agreement is hereby deleted in its entirety and replaced with the following Section 3(b)(iv), as follows:

“iv.
Notwithstanding anything herein to the contrary, to the extent that any CPUs vest pursuant to this Agreement, forty percent (40%) of the total number of CPUs granted pursuant to this Agreement shall convert to Units on a 1:1 basis, without regard to the number of CUEs listed in the CUE Conversion Table that would otherwise apply to such forty percent (40%) of the CPUs.  For the avoidance of doubt, the calculation of Resultant Units under Section 3(a) above and the calculation of Notional PDR Payments in Section 3(c) below shall take into account the conversion limitations imposed by this Section 3(b)(iv).  The following example is included for purposes of illustration (and not limitation):

Example. If 100 CPUs were granted under this Agreement, upon a Separation from Service described in Section 4(a), 4(b) or 4(c) below after January 1, 2011,  and the sum of the applicable Quarterly Distributions equaled $2.31,then since the CPU Acceleration Percentage is inapplicable (i.e., 100% of the  total grant is eligible for conversion to Units), (A) 40 CPUs (40% of the total grant) would be paid on a 1:1 basis (40 Units) in accordance with this Section 3(b)(iv), and (B) 60 CPUs (60% of the total grant) would be paid on a 1.25:1 basis (75 Units) under the CUE Conversion Table, for total payment of 115 Units (75 + 40).  Note that the same result would apply if the Participant remained employed through January 1, 2013 and the sum of the applicable Quarterly Distributions equaled $2.31 at such time.

Except as otherwise expressly set forth in this Amendment, the CPU Agreements remain in full force and effect in accordance with their terms. This Amendment shall be governed by and construed in accordance with the laws in force in the state of Delaware, without regard to that state’s conflict-of-laws rules and principles.

BREITBURN ENERGY PARTNERS L.P.

By:	BREITBURN GP, LLC,
its General Partner

By:
Name:
Title:

ACCEPTED AND AGREED:

[Name]
Dated: